  As filed with the Securities and Exchange Commission on September 11, 1995
                                                 Registration No. 33-61867

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            -------------------

                               Amendment No. 2
                                     to
                                  FORM S-3

                           REGISTRATION STATEMENT
                                 UNDER THE
                           SECURITIES ACT OF 1933
                               -------------

                       Leucadia National Corporation
           (Exact Name of Registrant as Specified in its Charter)

           New York                                   13-2615557
 (State or Other Jurisdiction              (I.R.S. Employer Identification
     of Incorporation or                                 No.)
        Organization)

                           315 Park Avenue South
                         New York, N.Y.  10010-3607
                               (212) 460-1900
            (Address, Including Zip Code, and Telephone Number,
     including Area Code, of Registrant's Principal Executive Offices)

                             JOSEPH A. ORLANDO
                       Vice President and Comptroller
                       Leucadia National Corporation
                           315 Park Avenue South
                         New York, N.Y.  10010-3607
                               (212) 460-1900
                   (Name and Address, Including Zip Code,
      and Telephone Number, Including Area Code, of Agent For Service)
                                 Copies to:

           STEPHEN E. JACOBS, ESQ.     GERALD S. TANENBAUM, ESQ.
           Weil, Gotshal & Manges       MICHAEL A. BECKER, ESQ.
              767 Fifth Avenue          Cahill Gordon & Reindel
          New York, New York 10153          80 Pine Street
               (212) 310-8000          New York, New York  10005
                                            (212) 701-3000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                        (Cover Page continued on next page)
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE
REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT
THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE
WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND
EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


     ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The estimated expenses payable by the Registrant in connection with the securities being registered are as follows:


               SEC Registration Fee   . . . . . . . . . . . .   $ 35,833
               Accounting Fees and Expenses   . . . . . . . .    100,000
               Printing and Photocopying  . . . . . . . . . .     30,000
               Legal Fees and Expenses  . . . . . . . . . . .    250,000
               Blue Sky Fees and Expenses   . . . . . . . . .     10,000
               Miscellaneous Expenses   . . . . . . . . . . .     24,167
                                                                ---------
                      Total Expenses  . . . . . . . . . . . .   $450,000
                                                                =========

     ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Sections 722 through 725 of the New York Business Corporation Law (the "Business Corporation Law") provide that a corporation may indemnify, with certain limitations and exceptions, a director or officer as follows: (1) in a derivative action, against his reasonable expenses, including attorneys' fees but excluding certain settlement costs, actually and necessarily incurred by him in connection with the defense thereof, or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or in the case of service for another corporation, not opposed to) the best interests of the corporation; and (2) in a civil or criminal non-derivative action or proceeding including a derivative action by another corporation, partnership or other enterprise in which any director or officer of the indemnifying corporation served in any capacity at the indemnifying corporation's request, against judgments, fines, settlement payments and reasonable expenses, including attorneys' fees, incurred as a result thereof, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other corporation, not opposed to) the best interests of the corporation and, in criminal actions and proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. Such indemnification is a matter of right where the director or officer has been successful on the merits or otherwise, and otherwise may be granted upon corporate authorization or court award as provided in the statute.

          Section 721 of the Business Corporation Law provides that indemnification arrangements can be established for directors and officers, by contract, by-law, charter provision, action of shareholders or board of directors, on terms other than those specifically provided by Article 7 of the Business Corporation Law, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Article V of the Company's By-Laws provides for the indemnification, to the full extent authorized by law, of any person made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Company.

          Section 726 of the Business Corporation Law provides that a corporation may obtain insurance to indemnify itself and its directors and officers. The Company maintains an insurance policy providing both directors and officers liability coverage and corporate reimbursement coverage.

          Article Sixth of the Company's Certificate of Incorporation contains a charter provision eliminating or limiting director liability for monetary damages arising from breaches of fiduciary duty, subject only to certain limitations imposed by statute.

     ITEM 16. EXHIBITS.

          Exhibit
          Number                       Description
          ------                       -----------

             1     -Form of Underwriting Agreement.

             4.1 -Specimen Certificate representing Common Shares (filed as Exhibit 4.3 to the Company's Registration Statement
                   No. 33-57054).*
             4.2 -Restated Certificate of Incorporation of the Company (filed as Exhibit 5.1 to the Company's Current Report on Form 8-K dated July 14, 1993).*
             4.3   -By-Laws, as amended, of the Company (filed as Exhibit
                   4.5 to the Company's Registration Statement No. 33-57054).*

             5     -Opinion of Weil, Gotshal & Manges.


             23.1  -Consent of Coopers & Lybrand L.L.P.***


             23.2 -Consent of Weil, Gotshal & Manges (included in the opinion filed as Exhibit 5 to this Registration Statement).

             24    -Power of Attorney.***
             28    -Schedule P of the 1994 Annual Statement to Insurance
                   Departments of the Colonial Penn Insurance Company and
                   Affiliated Property/Casualty Insurers and the Empire
                   Insurance Company, Principal Insurer (filed as Exhibit 28 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).*

     ____________
       * Incorporated by reference.
     *** Previously filed

     ITEM 17. UNDERTAKINGS.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions in
     Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               The undersigned registrant hereby undertakes that:

                       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 11th day of September, 1995.

                                     LEUCADIA NATIONAL CORPORATION

                                     By:/s/ Joseph A. Orlando
                                        -----------------------
                                          Joseph A. Orlando
                                    Vice President and Comptroller

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated, on the date set forth above.

               SIGNATURE                    TITLE               DATE
               ---------                    -------             ------

               *                     Chairman of the        September 11, 1995
     ----------------------------    Board
       (Ian M. Cumming)               (Principal
                                      Executive Officer)


               *                     President and          September 11, 1995
     ----------------------------    Director
       (Joseph S. Steinberg)          (Principal
                                      Executive Officer)


     /s/ Joseph A. Orlando           Vice President and     September 11, 1995
     ----------------------------    Comptroller
       (Joseph A. Orlando)            (Principal
                                      Financial and
                                      Accounting
                                      Officer)


               *                     Director               September 11, 1995
     ----------------------------
       (Paul M. Dougan)


               *                     Director               September 11, 1995
     ----------------------------
       (Lawrence D. Glaubinger)


               *                     Director               September 11, 1995
     ----------------------------
       (James E. Jordan)


               *                     Director               September 11, 1995
     ----------------------------
       (Jesse Clyde Nichols, III)


*   By: /s/ Joseph A. Orlando
        ---------------------------
            Joseph A. Orlando
            (Attorney-in-Fact)

                                  EXHIBIT INDEX



                                                                  Exemption
 Exhibits                                                         Indication
 --------                                                         ----------

   1     -Form of Underwriting Agreement.

   4.1 -Specimen Certificate representing Common Shares (filed as Exhibit 4.3 to the Company's Registration Statement
         No. 33-57054).*
   4.2 -Restated Certificate of Incorporation of the Company (filed as Exhibit 5.1 to the Company's Current Report on Form 8-K dated July 14, 1993).*
   4.3   -By-Laws, as amended, of the Company (filed as Exhibit
         4.5 to the Company's Registration Statement No. 33-57054).*

   5     -Opinion of Weil, Gotshal & Manges.


   23.1  -Consent of Coopers & Lybrand L.L.P.***


   23.2 -Consent of Weil, Gotshal & Manges (included in the opinion filed as Exhibit 5 to this Registration
         Statement).

   24    -Power of Attorney***
   28 -Schedule P of the 1994 Annual Statement to Insurance Departments of the Colonial Penn Insurance Company and Affiliated Property/Casualty Insurers and the Empire Insurance Company, Principal Insurer (filed as Exhibit 28 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).*

     ____________
       * Incorporated by reference.
     *** Previously filed.